Exhibit h(iv)

BAILLIE GIFFORD FUNDS

FORM OF SUBSCRIPTION AGREEMENT

Shares of Beneficial Interest

Amount of
Subscription (US$)

The International Equity Fund

The International Choice Fund

The EAFE Fund

The EAFE Choice Fund

The Emerging Markets Fund

The Global Alpha Equity Fund

The North American Equity Fund

Total Subscription Price  $

SUBSCRIBER INFORMATION

Name of Subscriber:

(hereinafter “SUBSCRIBER”)

Name for Registration

(if different from above)

Person Signing (if different):

Capacity (if applicable):

Principal Place of Business, Local Office or Other Physical Location:

(Number and Street)

(City)	(State)	(Zip Code)

Telephone:

Fax:

E-mail:

Date of Organization:

(Month)	(Day) (Year)

Jurisdiction of Organization:

Taxpayer Identification Number (or foreign tax identifying number, if any):

(If a non-U.S. SUBSCRIBER does not have a taxpayer identification number, the Trust may request alternative government-issued documentation certifying to the existence of the SUBSCRIBER’s business or enterprise.)

BANK INFORMATION

Bank Name:

ABA Number:

Address:

(Number and Street)

(City)	(State)	(Zip Code)

Telephone:

Fax:

Account Name:

Account Number:

SUBSCRIBER hereby agrees as follows:

1.                                      SUBSCRIBER hereby subscribes for shares of beneficial interest in one or more series (each a “Fund”) of Baillie Gifford Funds (the “Trust”) indicated above and in the dollar amount(s) set forth above.  Upon completion of this Subscription Agreement, SUBSCRIBER should send this agreement by telecopy and courier to:

Baillie Gifford Funds

c/o Baillie Gifford Overseas Ltd.

Calton Square,

1 Greenside Row,

Edinburgh,

Scotland EH1 3AN

Attention:  Nigel Cessford

Telecopy:  011 44 131 275 3972

After the Trust has reviewed the completed Subscription Agreement, SUBSCRIBER will receive telephonic notice of the acceptance or non-acceptance of the subscription.  If the subscription is accepted by the Trust, SUBSCRIBER agrees to wire immediately available funds in the amounts indicated on the cover of this Subscription Agreement to:

The Bank of New York

ABA                       021000018

F/C                         8900285451

BNF = Baillie Gifford International Equity Fund

IMMs A/C #         1885558400

or

BNF = Baillie Gifford International Choice Fund

IMMs A/C #         1880828400

or

BNF = Baillie Gifford EAFE Fund

IMMs A/C #         1880418400

or

BNF = Baillie Gifford EAFE Choice Fund

IMMs A/C #         1880688400

or

BNF = Baillie Gifford Emerging Market Fund

IMMs A/C #         1881118400

or

BNF = Baillie Gifford Global Alpha Equity Fund

IMMs A/C#          1880408400

or

BNF = Baillie Gifford North American Equity Fund

IMMs A/C#          1880678400

2.                                      SUBSCRIBER agrees that, unless the Trust is otherwise specifically notified, this subscription will be treated as a subscription for shares of beneficial interest in the indicated Funds (the “Shares”) to become effective following the satisfaction of all of the conditions specified in Section 3 of this Subscription Agreement, unless otherwise agreed by the Trust.

3.                                      SUBSCRIBER understands and agrees that this subscription for the Shares is ineffective and that SUBSCRIBER will not become a shareholder of the Trust until (i) SUBSCRIBER completes all applicable information requested in this Subscription Agreement, (ii) SUBSCRIBER executes this Subscription Agreement and delivers it to the Trust or its agent, (iii) the Trust accepts the Subscription Agreement, which acceptance may be withheld in the Trust’s sole discretion, and (iv) the Trust can and has confirmed that the subscription amount has been received in the account listed in Section 1 above.

4.                                      SUBSCRIBER represents and warrants to the Trust that SUBSCRIBER has received a copy of the Private Placement Memorandum dated April 30, 2013, relating to the offer for sale by the Trust of the Shares and has had an opportunity to request a Statement of Additional Information dated as of April 30, 2013 (the “SAI”), and has reviewed the Placement Memorandum carefully prior to executing this Subscription Agreement.  SUBSCRIBER acknowledges that SUBSCRIBER had the opportunity to ask questions of, and receive answers from, representatives of the Trust concerning terms and conditions of the Offering and to obtain any additional information necessary to verify the accuracy of the information contained in the Placement Memorandum or the SAI.  SUBSCRIBER further acknowledges that no person is authorized to give any information or to make any representation which is contrary to the information contained in the Placement Memorandum or the SAI and that, if given or made, any such contrary information or representation may not be relied upon as having been authorized.

5.                                      SUBSCRIBER understands and agrees that a purchase premium may be applicable to this subscription for the Shares according to the terms described in the Placement Memorandum, and that some of the funds paid under this Agreement may be applied to such purchase premium.

6.                                      SUBSCRIBER hereby elects:

☐                            To reinvest all distributions of income and realized capital gains from a Fund in additional shares of that Fund

or

☐                            To receive all distributions of income and realized capital gains from a Fund as cash when declared.

7.                                      SUBSCRIBER understands and agrees that, unless otherwise indicated above, SUBSCRIBER will be deemed to have elected to reinvest all distributions of income and capital gains.

8.                                      SUBSCRIBER understands and acknowledges that, in selling the Shares to SUBSCRIBER, the Trust is relying on the representations made and information supplied in this Subscription Agreement to determine that the sale of the Shares to SUBSCRIBER complies with (or meets the requirements of any applicable exemption from) the Securities Act of 1933, as amended (the “1933 Act”), and applicable state securities laws.

9.                                      SUBSCRIBER represents that it is acquiring the Shares subscribed for by this Subscription Agreement for its own account for investment only and not with a view to any resale or distribution.

10.                               SUBSCRIBER represents that it (either alone or together with its purchaser representative, whose identity has been disclosed to the Trust, if any) has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the investment represented by the Trust and that SUBSCRIBER is able to bear the economic risk of this investment including the risk of loss of the investment.

11.                               SUBSCRIBER understands that the Trust will offer the Shares only to investors which qualify as “accredited investors” as defined in Regulation D under the 1933 Act.  SUBSCRIBER represents that it qualifies as an “accredited investor” because SUBSCRIBER is described in the paragraph or paragraphs indicated below:  (check one or more).

☐                        A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with his or her spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

☐                        A natural person whose individual net worth, or joint net worth together with his or her spouse, exceeds $1,000,000 (for purposes of calculating net worth, (i) a person’s primary residence shall not be included as an asset, (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability), and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability).

☐                            A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D of the 1933 Act.

☐                            An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares offered, with total assets in excess of $5,000,000.

☐                            A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

☐                            A bank as defined in Section 3(a)(2) of the 1933 Act, or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), or a business development company as defined in Section 2(a)(48) of the 1940 Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

☐                            An entity in which all of the equity owners are accredited investors as defined above.

12.                               SUBSCRIBER represents that it is a resident of (or, if SUBSCRIBER is an entity, its principal offices are located in)
                                .

      (U.S. State)

13.                               SUBSCRIBER represents that it is not, and it is not opening an account with the Trust for, a “foreign financial institution” as defined in 31 C.F.R. Sec 103.175(h) (generally, (a) a foreign bank; (b) any branch or office located outside the United States of any broker or dealer, futures commission merchant or mutual fund; (c) any other person organized under foreign law that, if it were located in the United States, would be a broker or dealer, futures commission merchant or mutual fund; and (d) any person organized under foreign law that is engaged in the business as a currency dealer or exchanger or money transmitter).

14.                               SUBSCRIBER agrees to promptly notify the Trust of any development that causes any of the representations made or information supplied in this Subscription Agreement to be untrue at any time.

15.                               SUBSCRIBER understands that the Shares are not publicly traded and that there will be no public market for the Shares.

16.                               SUBSCRIBER understands and agrees that the Shares are being sold in a transaction which is exempt from the registration requirements of the 1933 Act and, in certain cases, of state securities laws, and that such interests will be subject to transfer restrictions under the 1933 Act and applicable state securities laws and, except to the extent that redemption is permitted as described in the Placement Memorandum and the SAI, must be held indefinitely unless subsequently registered under the 1933 Act and applicable state securities laws or an exemption from such registration is available.  The undersigned further understands and agrees that the Trust is under no obligation to register such Shares and that any exemptions are extremely limited.

17.                               SUBSCRIBER agrees to transfer all or any part of its Shares only in compliance with all applicable conditions and restrictions contained in this Subscription Agreement, the Placement Memorandum, the SAI, the 1933 Act and any applicable state securities laws.

18.                               SUBSCRIBER hereby agrees to supply the Trust with a completed U.S. Internal Revenue Service Form W-9; or, if SUBSCRIBER is an exempt foreign person, the proper form of U.S. Internal Revenue Service Form W-8.  Such Forms when delivered will be fully and accurately completed.

19.                               SUBSCRIBER hereby agrees to provide the Trust and/or its service providers with other information and documents that will allow the Trust to verify the identity of SUBSCRIBER.  SUBSCRIBER understands that if such information is not provided, the Trust may not be able to open an account for SUBSCRIBER.  SUBSCRIBER understands that if the Trust is unable to verify SUBSCRIBER’s identity or believes the account is being used for fraudulent or illegal purposes, the Trust reserves the right to close the account and to redeem Shares and to take such other steps as the Trust deems reasonable.  SUBSCRIBER further understands that the Trust or its service providers may release confidential information about SUBSCRIBER to proper authorities if the Trust or its service providers, in their sole discretion, determine that it is in the best interests of the Trust in light of applicable laws or regulations concerning money laundering and similar activities.

20.                               SUBSCRIBER hereby agrees that (i) any information provided or otherwise made available to SUBSCRIBER regarding portfolio holdings of the Trust is the confidential property of the Trust and may not be traded upon; (ii) access to such information will be limited to SUBSCRIBER’S employees and agents who are subject to a duty to keep and treat such information as confidential; and (iii) upon written request from the Trust or Baillie Gifford Overseas Ltd., SUBSCRIBER shall promptly return or destroy such information.  Notwithstanding any provision herein (or in the Placement Memorandum or SAI ) to the contrary, the Subscriber may disclose confidential information of the Trust to any person or entity, or retain such information, to the extent required pursuant to:  (i) any legal, judicial, or administrative proceedings, subpoena, summons, order, ruling or other legal or administrative processes; and/or (ii) applicable laws, rules, or regulations.

21.                               SUBSCRIBER hereby agrees to be bound by all terms and conditions of this Subscription Agreement.

22.                               This Subscription Agreement shall be governed by and construed under the laws of The Commonwealth of Massachusetts and is intended to take effect as an instrument under seal and shall be binding on SUBSCRIBER in accordance with its terms.

23.                               Please sign this Subscription Agreement exactly as you wish your Shares to be registered.  (The information supplied by you below should conform to that given on the cover page).

Dated: ,	Name of SUBSCRIBER:

By:

Name of Person Signing if different
from SUBSCRIBER:
(please print)

Capacity:
(please print)

Accepted:

Baillie Gifford Funds

By:
Name:
Title:

A copy of the Agreement and Declaration of Trust establishing the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Trust by officers of the Trust as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the Trustees, officers or shareholders of any Fund individually but are binding only upon the assets and property belonging to the Funds.